Exhibit 4.7

EXECUTION COPY

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 27, 2007, among Collect Holdings, Inc., a Delaware corporation (the “Company”) and The Bank of New York, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, NCO Group, Inc., a Pennsylvania corporation (“NCO Group”) and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of November 15, 2006 providing for the issuance of Floating Rate Senior Notes due 2013 (the “Notes”);

WHEREAS, effective as of the date hereof, NCO Group will be merged with and into the Company, with the Company as the surviving corporation (the “Merger”);

WHEREAS, upon the effectiveness of the Merger, the Company will change its name to “NCO Group, Inc.”;

WHEREAS, upon effectiveness of the Merger, pursuant to Article V of the Indenture, the Company will assume NCO Group’s obligations under the Indenture;

WHEREAS, pursuant to Section 5.01(a)(4) of the Indenture, each Subsidiary Guarantor shall, by supplemental indenture, amend its Note Guarantee to apply to the obligations of the Company in accordance with the Notes and the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. JOINDER TO INDENTURE. The Company hereby agrees to become bound by terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations of NCO Group stated therein, with the same force and effect as if the Company had been the initial issuer of the Notes, and in connection therewith expressly assumes the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of NCO Group to be performed or observed thereunder.

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3. AMENDMENT TO NOTE GUARANTEE. Each Subsidiary Guarantor hereby confirms that its Note Guarantee shall apply to the obligations of the Company in accordance with the Notes and the Indenture.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. NOTICES. All notices or other communications to the Company shall be given as provided in Section 13.02 of the Indenture.

6. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7. GOVERNING LAW. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements contained herein are deemed to be those of the Company.

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WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

COLLECT HOLDINGS, INC.

By:	/s/ Michael J. Barrist
Name:	Michael J. Barrist
Title:	CEO

AC FINANCIAL SERVICES, INC.
FCA FUNDING, INC.
NCOCRM FUNDING, INC.
NCO FUNDING, INC.
NCO HOLDINGS, INC. F/K/A MANAGEMENT
ADJUSTMENT BUREAU FUNDING, INC.
NCO PORTFOLIO MANAGEMENT, INC. F/K/A
NCPM ACQUISITION CORPORATION
NCOP FINANCING, INC.
NCO GROUP INTERNATIONAL, INC.
ALW INVESTMENT COMPANY, INC.

By:	/s/ Gail Susan Ball
Name:	Gail Ball
Title:	Vice President and Treasurer

RMH TELESERVICES ASIA PACIFIC, INC.

By:	/s/ Gail Susan Ball
Name:	Gail Ball
Title:	Vice President

NCOP SERVICES, INC.
NCOP NEVADA HOLDINGS, INC.

[Signature page to Senior Notes Third Supplemental Indenture]

NCOP/MARLIN, INC.
NCOP STRATEGIC PARTNERSHIP, INC.
NCOP I, INC. D/B/A NCO PORTFOLIO
MANAGEMENT
NCOP II, INC. D/B/A NCO PORTFOLIO
MANAGEMENT
NCOP III, INC. D/B/A NCO PORTFOLIO
MANAGEMENT
NCOP IV, INC. D/B/A NCO PORTFOLIO
MANAGEMENT
NCOP V, INC. D/B/A NCO PORTFOLIO
MANAGEMENT
NCOP VI, INC. D/B/A NCO PORTFOLIO
MANAGEMENT
NCOP VII, INC. D/B/A NCO PORTFOLIO
MANAGEMENT
NCOP VIII, LLC

By:	/s/ Al Zezulinski
Name:	Al Zezulinski
Title:	Chief Executive Officer

ASSETCARE, INC.

By:	/s/ John Schwab
Name:	John Schwab
Title:	Chief Financial Officer and Treasurer

[Signature page to Senior Notes Third Supplemental Indenture]

COMPASS INTERNATIONAL SERVICES
CORPORATION
NCO ACI HOLDINGS, INC. F/K/A
ASSETCARE, INC.
COMPASS TELESERVICES, INC.
NCOP CAPITAL RESOURCE, LLC
NCO FINANCIAL SYSTEMS, INC.
NCO TELESERVICES, INC.

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Executive Vice President, Chief Financial Officer and Treasurer

JDR HOLDINGS, INC.

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Treasurer

NCO CUSTOMER MANAGEMENT, INC. F/K/A
RMH TELESERVICES, INC.

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Chief Financial Officer and Treasurer

[Signature page to Senior Notes Third Supplemental Indenture]

NCO SUPPORT SERVICES, LLC

By:	NCO Financial Systems, Inc., its sole member

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Executive Vice President, Chief Financial Officer and Treasurer

FCA LEASING, INC.

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	Assistant Secretary

THE BANK OF NEW YORK as Trustee

By:	/s/ Mary LaGumina
Name:	Mary LaGumina
Title:	Vice President

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[Signature page to Senior Notes Third Supplemental Indenture]